Exhibit 99.1

NEWS RELEASE

DuPont Photomasks Announces

Second Quarter of Fiscal 2004 Financial Results

ROUND ROCK, Texas — January 21, 2004 — DuPont Photomasks, Inc. (NASDAQ: DPMI) today announced results for the second quarter of fiscal 2004 ended December 31, 2003.

Revenue for the quarter was $86.0 million, a 4 percent sequential increase when compared with fiscal 2004’s first quarter and an increase of 6 percent compared with last year’s second quarter revenue of $81.0 million.

Net loss for the second quarter of fiscal 2004 was $13.2 million, or $0.73 per share. Fiscal 2004’s second quarter results included:

•                  A $0.6 million benefit resulting from the exit costs associated with terminating a capital lease on December 31, 2003 as a result of the Company’s previously announced consolidation initiative in Hamburg, Germany;

•                  A $0.8 million charge related to employee severance resulting from the previously announced consolidation activities in Europe; and

•                  A $0.2 million charge related to employee severance from the Company’s previously announced closure of its pellicles production facility in Danbury, Connecticut.

In the same period last year, the Company had a net loss of $23.0 million, or $1.28 per share, which included special charges and a deferred tax asset valuation allowance totaling $14.3 million, or $0.80 per share, primarily related to the consolidation of European and U.S. manufacturing facilities.

Marshall Turner, chairman and chief executive officer of DuPont Photomasks, commented, “During the quarter the underlying technology and global operating strengths of DuPont Photomasks began to re-assert themselves. Leading edge revenues (130-nanometer and below design rules) increased 45% sequentially, to 25% of revenues, and we are very encouraged that this growth came from a diverse group of customers.”

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“Although the industry environment is clearly better than it’s been in some time, and we have made excellent progress on our plan, much work remains to return the Company to healthy financial performance.”

Additional Information: The Company will host a publicly available conference call to review the results on Wednesday, January 21, 2004 at 11:00 a.m. Eastern time. The conference call will be broadcast live at 1-800-838-4403. Also, the conference call will be publicly available via a live webcast on DuPont Photomasks’ website at www.photomask.com. In addition to the live webcast, a replay will be available to the public on DuPont Photomasks’ website. A replay of the conference call will be available for 48 hours following the call at 1-800-428-6051 (code #330090).

About DuPont Photomasks, Inc.

DuPont Photomasks, Inc. is a leading global provider of microimaging solutions. The Company develops and produces advanced photomasks, a key enabling technology used in the manufacture of semiconductor and other microelectronic devices, and through its wholly-owned subsidiary BindKey Technologies, Inc., electronic design automation (EDA) software. Headquartered in Round Rock, Texas, DuPont Photomasks operates a global network of manufacturing facilities serving semiconductor makers and other electronics producers around the world. DuPont Photomasks posted worldwide revenues of $323 million in fiscal 2003. Information about the Company can be found at

www.photomask.com.

Company Contact

Tom Blake

DuPont Photomasks, Inc.

Tel: (512) 310-6562

tom.blake@photomask.com

Forward-Looking Statements

Certain statements contained in this document that are not historical facts, are “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve a number of risks and uncertainties. Such forward-looking statements may concern growth and future operating results, forecasts, projections, pricing pressures, potential acquisitions and joint ventures, new manufacturing facilities, capital expenditures, the global economic climate, new products and product enhancements, the future importance of photomask technology, the demand for products, competitive factors, research and development activities and expenditures, strategic relationships with third parties, liquidity, financing, and the Company’s strategy. Such forward-looking statements are generally accompanied by words such as “intend,” “may,” “plan,” “expect,” “believe,” “should,” “would,” “could,” “anticipate” or other words that convey uncertainty of future events or outcomes. Such forward-looking statements are based upon management’s current plans, expectations, estimates and assumptions and are subject to a number of risks and uncertainties. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company.

Factors that could cause or contribute to such differences include, but are not limited to, those factors set forth below, certain of which are more fully discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission dated September 10, 2003 and the Company’s quarterly report on Form 10-Q dated November 13, 2003: relationships with and dependence on the semiconductor industry, fluctuations in quarterly and annual earnings, operating in a capital intensive industry, significant fixed costs, rapid technological change, competition, significant international operations, world-wide market volatility, manufacturing risks, fluctuation of income tax rates, concentration of customers, dependence on suppliers, dependence on management and technical personnel, volatility of market prices, potential acquisitions, technology challenges in the manufacture of advanced photomasks, intellectual property, changes in governmental laws and regulations, and the potential effect of shares eligible for future sales and registration rights. Results for any interim period are not necessarily indicative of the results for the year. The forward-looking statements are made as of the release date hereof and the Company disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

-FINANCIAL TABLES FOLLOW-

DuPont Photomasks, Inc.

Consolidated Income Statements

[unaudited; $ in thousands except share data;

quarter and six months ended December 31, 2003 and 2002]

	Q204	Q203	YTD04	YTD03

Revenue, net	$85,964	$80,969	168,341	165,209
Cost of Goods Sold	77,153	71,000	152,802	141,734
Selling, General and Administrative Expense	13,375	10,415	25,699	20,335
Research and Development Expense	7,566	7,592	14,617	15,166
Special Charges	361	12,507	1,591	12,507

Operating Loss	(12,491)	(20,545)	(26,368)	(24,533)
Other Income (Expense), net	(457)	236	(1,120)	110

Loss Before Income Taxes and Minority Interest	(12,948)	(20,309)	(27,488)	(24,423)
Provision for Income Taxes	800	1,769	1,450	1,358

Loss Before Minority Interest	(13,748)	(22,078)	(28,938)	(25,781)
Minority Interest in (Income) Loss of Joint Ventures	521	(939)	607	(2,731)

Net Loss	$(13,227)	$(23,017)	(28,331)	(28,512)

Loss Per Share:

Basic	$(0.73)	$(1.28)	(1.56)	(1.59)
Diluted	$(0.73)	$(1.28)	(1.56)	(1.59)

Weighted Average Shares Outstanding:

Basic	18,130,468	17,993,994	18,119,473	17,982,365
Diluted	18,130,468	17,993,994	18,119,473	17,982,365

DuPont Photomasks, Inc.

Consolidated Balance Sheets

[unaudited; $ in thousands]

	Dec. 2003	Jun. 2003

Cash and Cash Equivalents	$226,783	$250,355
Accounts Receivable, net	62,432	55,308
Inventories, net	11,767	13,434
Other Current Assets	14,078	17,159

Total Current Assets	315,060	336,256
Property and Equipment, net	370,908	384,669
Other Assets, net	39,994	48,657

Total Assets	$725,962	$769,582

Accounts Payable	$42,803	$50,488
Other Current Liabilities	169,567	72,346

Total Current Liabilities	212,370	122,834
Other Liabilities	179,312	287,803
Stockholders’ Equity	334,280	358,945

Total Liabilities and Stockholders’ Equity	$725,962	$769,582

DuPont Photomasks, Inc.

Consolidated Statements of Cash Flows

[unaudited; $ in thousands; six months ended December 31, 2003 and 2002]

	YTD04	YTD03

Cash Flows from Operating Activities:
Net Loss	$(28,331)	$(28,512)
Depreciation and Amortization	46,600	49,443
Special Charges	1,591	12,507
Other	(50)	4,471
Changes in Assets and Liabilities	(17,882)	15,818

Net Cash Provided by Operating Activities	1,928	53,727
Net Cash Used in Investing Activities	(22,680)	(31,985)
Net Cash Provided by (Used in) Financing Activities	(3,359)	726
Effect of Exchange Rate Changes on Cash	539	587

Net Cash Flow	$(23,572)	$23,055